Exhibit 10.18

SUMMARY OF NAMED EXECUTIVE OFFICER COMPENSATION

Effective as of January 1, 2010, the following are the annual base salaries of the Chief Executive Officer and the four other most highly compensated executive officers of Schweitzer-Mauduit International, Inc.  No named executive officer has an employment contract with the Company.  The named executive officers participate in various compensation plans and other arrangements as described in the Company’s 2011 Proxy Statement.

	Chairman, CEO	Executive Vive President, Finance and Strategic Planning	Vice President, LIP	Chief Operating Officer and Executive Vice President, Paper Business	Executive Vice President, Reconstituted Tobacco Business
2010 Base Salary	US$725,000	US$355,000	US$298,700	US$435,000	E303,575